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                                                                    EXHIBIT 99.1


    WRITTEN STATEMENT OF THE PRESIDENT, CHAIRMAN, AND CHIEF EXECUTIVE OFFICER
                          PURSUANT TO 18 U.S.C. SS.1350

                  Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chairman, and Chief Executive Officer of Badger Paper Mills, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Robert A. Olah
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Robert A. Olah
August 14, 2002